As Filed with the Securities and Exchange Commission on May 17, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NN, INC.
(Exact name of Registrant as specified in its charter)

Delaware	62-1096725
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
6210 Ardrey Kell Road, Suite 120 Charlotte, North Carolina 28277 (Address, including zip code, of principal executive offices)

NN, INC. AMENDED AND RESTATED 2022 OMNIBUS INCENTIVE PLAN
(Full title of the plan)
Michael C. Felcher
Vice President and Chief Financial Officer
NN, Inc.
6210 Ardrey Kell Road, Suite 120
Charlotte, North Carolina 28277
(Name and address of agent for service)
(980) 264-4300
(Telephone number, including area code, of agent for service)

Copy to:
Richard F. Mattern, Esq.
Bass, Berry & Sims PLC
100 Peabody Place, Suite 1300
Memphis, Tennessee 38103
(901) 543-5933

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☑
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration statement on this form relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the registration statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 29, 2022 (Registration No. 333- 265893) with respect to the NN, Inc. 2022 Omnibus Incentive Plan, as amended and restated.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    NN, Inc. (the “Registrant”) has sent or given or will send or give documents containing the information specified by Part I of this Registration Statement on Form S-8 (the “Registration Statement”) to participants in the plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant is not filing such documents with the Commission, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

    The following documents filed by the Registrant with the Commission, pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

(1)The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 12, 2024;
(2)The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 7, 2024;
(3)The Registrant’s Current Reports on Form 8-K, filed with the Commission on March 8, 2024 and March 15, 2024; and
(4)The description of the Registrant’s common stock contained in the Registrant’s Amendment No. 1 to Registration Statement on Form 8-A/A, filed with the Commission on November 22, 2002, including any amendment or report filed for the purpose of updating such description.

    Except to the extent that information therein is deemed furnished and not filed pursuant to the Exchange Act, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

    Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or the related prospectus.

Item 8.    Exhibits.

4.1    Restated Certificate of Incorporation of NN, Inc. (incorporated by reference to Exhibit 3.1 of NN, Inc.’s Registration Statement No. 333-89950 on Form S-3 filed June 6, 2002).
4.2    Certificate of Amendment to Restated Certificate of Incorporation of NN, Inc. (incorporated by reference to Exhibit 3.1 to NN, Inc.’s Current Report on Form 8-K filed on May 20, 2019).

4.3    Certificate of Amendment of Restated Certificate of Incorporation of NN, Inc. (incorporated by reference to Exhibit 3.2 to NN, Inc.’s Current Report on Form 8-K filed on May 20, 2019).

4.4    Amended and Restated Bylaws of NN, Inc. (incorporated by reference to Exhibit 3.1 to NN, Inc.’s Current Report on Form 8-K filed on January 20, 2023).

4.5    The specimen stock certificate representing NN, Inc.’s Common Stock, par value $0.01 per share (incorporated by reference to Exhibit 4.1 of NN, Inc.’s Registration Statement No. 333-89950 on Form S-3 filed on June 6, 2002).

5.1*    Opinion of Bass, Berry & Sims PLC.

23.1*    Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

23.2*    Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1*    Power of Attorney (included on signature page hereto).

99.1    NN, Inc. Amended and Restated 2022 Omnibus Incentive Plan (incorporated by reference to Appendix A to NN, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 4, 2024).

107*    Filing Fee Table.

*    Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on May 17, 2024.

NN, Inc.

By:	/s/ Harold C. Bevis
Harold C. Bevis
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Harold C. Bevis and Michael C. Felcher, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Harold C. Bevis	President, Chief Executive Officer and Director (Principal Executive Officer)	May 17, 2024
Harold C. Bevis

/s/ Michael C. Felcher	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Accounting Officer)	May 17, 2024
Michael C. Felcher

/s/ Jeri J. Harman		May 17, 2024
Jeri J. Harman	Non-Executive Chairman, Director

/s/ Raynard D. Benvenuti		May 17, 2024
Raynard D. Benvenuti	Director

/s/ Christina E. Carroll		May 17, 2024
Christina E. Carroll	Director

/s/ João Faria		May 17, 2024
João Faria	Director

/s/ Rajeev Gautam, Ph.D.		May 17, 2024
Rajeev Gautam, Ph.D.	Director

/s/ Tom H. Wilson, Jr.		May 17, 2024
Tom H. Wilson, Jr.	Director